Exhibit 99.1

LANTRONIX REPORTS RESULTS FOR THE SECOND FISCAL QUARTER ENDED DECEMBER 31, 2009
5th Consecutive Quarter of Positive Cash Flow from Operations

IRVINE, Calif., February 4, 2010 -- Lantronix, Inc. (NASDAQ: LTRX), global provider of secure, network-enabling technologies, today announced financial results for the second fiscal quarter ended December 31, 2009.

Financial Highlights for the Second Fiscal Quarter of 2010

•	Fifth consecutive quarter of positive cash flow from operations;

•	Sequential quarterly revenue growth of 5%;

•	GAAP net loss of $375,000 and positive non-GAAP income of $496,000; and

•	Sixth consecutive quarter of non-GAAP net income.

“While our revenue performance continued to be impacted by the current economy, we are pleased to report sequential revenue growth of 5%, our 6th consecutive quarter of non-GAAP profitability,  5th consecutive quarter of positive cash flow from operations, and a solid product portfolio and pipeline,” said Jerry Chase President and CEO. “With a solid executive team in place and new products such as XPortPro and SpiderDuo coming on-line, we are optimistic about our momentum and growth potential in 2010.”

Non-Financial Highlights

•	Reverse stock split enabling the per share trading price of the Company's common stock to satisfy the minimum bid price requirement for our continued listing on Nasdaq.

•	Released ManageLinx 2.0, the latest version of the Company's secure, remote access solution. ManageLinx provides access to firewall-protected devices via the Internet.

•	Relocated corporate headquarters to a new facility in Irvine, California that will reduce facilities costs.

•
On February 9, we will announce the specifics of a design contest based on our recently launched XPort® Pro™, the newest addition to Lantronix’ popular XPort® family of embedded Ethernet networking and compute modules used in millions of devices worldwide.

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Financial Results for the Second Fiscal Quarter ended December 31, 2009

Net revenue was $11.5 million for the second fiscal quarter of 2010, a decrease of $1.4 million or 11%, compared to $12.9 million for the second fiscal quarter of 2009. On a sequential basis, this was an increase of $524,000 or 5%, compared to $11.0 million for the first fiscal quarter of 2010.

Gross profit margin was 52.7% for the second fiscal quarter of 2010, compared to 53.9% for the second fiscal quarter of 2009. The decrease in gross profit margin percent was primarily attributable to product mix, increased freight costs, and employee severance.

GAAP operating expenses were $6.4 million for the second fiscal quarter of 2010, a decrease of $627,000 or 9%, compared to $7.0 million for the second fiscal quarter of 2009.  Selling, general and administrative expense was $4.9 million for the second fiscal quarter of 2010, a decrease of $460,000 or 9%, compared to $5.3 million for the second fiscal quarter of 2009. Research and development expense was $1.5 million for the second fiscal quarter of 2010, a decrease of $39,000 or 3%, compared to $1.5 million for the second fiscal quarter of 2009.  Restructuring charges were $128,000 for the second fiscal quarter of 2009.

Non-GAAP operating expenses were $5.6 million for the second fiscal quarter of 2010, a decrease of $373,000 or 6%, compared to $6.0 million for the second fiscal quarter of 2009.

GAAP net loss was $375,000, or ($0.04) per share, for the second fiscal quarter of 2010, compared to GAAP net loss of $148,000, or ($0.01) per share, for the second fiscal quarter of 2009.

Non-GAAP net income was $496,000, or $0.05 per share, for the second fiscal quarter of 2010, compared to non-GAAP net income of $1.0 million, or $0.10 per share, for the second fiscal quarter of 2009.

Financial Results for the Six Months ended December 31, 2009

Net revenue was $22.4 million for the six months ended December 31, 2009, a decrease of $4.7 million or 17%, compared to $27.1 million for the six months ended December 31, 2008.

Gross profit margin was 52.5% for the six months ended December 31, 2009, compared to 53.4% for the six months ended December 31, 2008. The decrease in gross profit margin percent was primarily attributable to product mix, increased freight costs, and employee severance.

GAAP operating expenses were $12.5 million for the six months ended December 31, 2009, a decrease of $1.8 million or 13%, compared to $14.3 million for the six months ended December 31, 2008.  Selling, general and administrative expense was $9.5 million for the six months ended December 31, 2009, a decrease of $1.0 million or 10%, compared to $10.5 million for the six months ended December 31, 2008. Research and development expense was $3.0 million for the six months ended December 31, 2009, a decrease of $57,000 or 2%, compared to $3.1 million for the six months ended December 31, 2008.  Restructuring charges were $721,000 for the six months ended December 31, 2008.

Non-GAAP operating expenses were $11.0 million for the six months ended December 31, 2009, a decrease of $1.3 million or 10%, compared to $12.3 million for the six months ended December 31, 2008.

GAAP net loss was $874,000, or ($0.09) per share, for the six months ended December 31, 2009, compared to GAAP net income of $36,000, or $0.00 per share, for the six months ended December 31, 2008.

Non-GAAP net income was $907,000, or $0.08 per share, for the six months ended December 31, 2009, compared to non-GAAP net income of $2.3 million, or $0.23 per share, for the six months ended December 31, 2008.

Balance Sheet Summary

Cash and cash equivalents were $9.4 million as of December 31, 2009, an increase of $242,000, compared to $9.1 million as of June 30, 2009

Total receivables, which include accounts receivable, net, and contract manufacturers’ receivable, were $2.8 million as of December 31, 2009, an increase of $282,000, compared to $2.5 million as of June 30, 2009.

Inventories, net, were $6.6 million as of December 31, 2009, an increase of $127,000, compared to $6.5 million as of June 30, 2009.

Accounts payable were $7.6 million as of December 31, 2009, an increase of $2.0 million, compared to $5.6 million as of June 30, 2009. The increase in accounts payable was due to the timing of incoming inventory, a significant portion of which arrived during December 2009.

Working capital was $7.1 million as of December 31, 2009, a decrease of $289,000, compared to $7.4 million as of June 30, 2009.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP operating expenses consist of operating expenses excluding share-based compensation and related payroll taxes, depreciation and amortization, litigation settlement, and restructuring charges, as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company's core operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding share-based compensation and related payroll taxes, depreciation and amortization, litigation settlement, restructuring charges, interest income (expense), other income (expense), income tax provision (benefit), as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the Company's core operating performance.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Conference Call and Webcast

The Company will report financial results for the second fiscal quarter ended December 31, 2009, after the market close on Thursday, February 4, 2010. Following the press release, management will conduct a conference call with simultaneous audio webcast at 5:00 p.m. EDT. President and Chief Executive Officer Jerry Chase and Chief Financial Officer Reagan Sakai will discuss the second fiscal quarter's results and answer questions.

Interested parties may participate in the live conference call by dialing 866-578-5784 (international dial-in 617-213-8056) and entering passcode 7959-6105, prior to the initiation of the call. The live webcast of the conference call may be accessed by visiting: About Us> Investor Relations> Presentations from the Lantronix web site at http://www.lantronix.com.

A telephonic replay of the conference call will be available through March 4, 2010 by dialing 888-286-8010 (international dial-in 617-801-6888) and entering passcode 1125-9142. The webcast will be archived on the Company's web site for twelve months.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Its solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet; provide secure remote access to firewall-protected equipment; and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com

This news release contains forward-looking statements, including statements concerning our future business plans. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results to vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to our target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and our Annual Report on Form 10-K for the year ended June 30, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Lantronix, Inc.
Reagan Y. Sakai, Chief Financial Officer
(949) 453-3990

– Tables to Follow –

LANTRONIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	June 30,
	2009	2009
Assets
Current assets:
Cash and cash equivalents	$9,379	$9,137
Accounts receivable, net	1,762	1,851
Contract manufacturers' receivable	1,026	655
Inventories, net	6,606	6,479
Prepaid expenses and other current assets	847	529
Total current assets	19,620	18,651

Property and equipment, net	2,660	2,230
Goodwill	9,488	9,488
Purchased intangible assets, net	203	265
Other assets	128	122
Total assets	$32,099	$30,756

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,583	$5,626
Accrued payroll and related expenses	950	1,414
Warranty reserve	224	224
Restructuring reserve	-	76
Short-term debt	667	667
Other current liabilities	3,062	3,221
Total current liabilities	12,486	11,228
Non-current liabilities:
Long-term liabilities	662	117
Long-term capital lease obligations	222	309
Long-term debt	444	778
Total non-current liabilities	1,328	1,204
Total liabilities	13,814	12,432

Commitments and contingencies

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	190,397	189,584
Accumulated deficit	(172,561)	(171,687)
Accumulated other comprehensive income	448	426
Total stockholders' equity	18,285	18,324
Total liabilities and stockholders' equity	$32,099	$30,756

LANTRONIX, INC.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2009	2008	2009	2008
Net revenue (1)	$11,478	$12,885	$22,432	$27,097
Cost of revenue	5,429	5,942	10,666	12,630
Gross profit	6,049	6,943	11,766	14,467
Operating expenses:
Selling, general and administrative	4,855	5,315	9,475	10,523
Research and development	1,510	1,549	2,995	3,052
Restructuring charges	-	128	-	721
Amortization of purchased intangible assets	18	18	36	36
Total operating expenses	6,383	7,010	12,506	14,332
Income (loss) from operations	(334)	(67)	(740)	135
Interest expense, net	(42)	(57)	(89)	(83)
Other income (expense), net	11	(16)	(25)	6
Income (loss) before income taxes	(365)	(140)	(854)	58
Provision for income taxes	10	8	20	22
Net income (loss)	$(375)	$(148)	$(874)	$36
Net income (loss) per share (basic)	$(0.04)	$(0.01)	$(0.09)	$0.00
Net income (loss) per share (diluted)	$(0.04)	$(0.01)	$(0.09)	$0.00
Weighted-average shares (basic)	10,301	10,084	10,234	10,073
Weighted-average shares (diluted)	10,301	10,084	10,234	10,107
(1) Includes net revenue from related party	$142	$306	$267	$560

LANTRONIX, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

GAAP net income (loss)	$(375)	$(148)	$(874)	$36
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	10	35	19	47
Employer portion of withholding taxes on stock grants	-	-	3	-
Depreciation and amortization	64	41	118	83
Total adjustments to cost of revenues	74	76	140	130
Selling, general and adminstrative:
Share-based compensation	428	485	851	714
Employer portion of withholding taxes on stock grants	-	-	13	-
Depreciation and amortization	148	140	281	270
Total adjustments to selling, general and administrative	576	625	1,145	984
Research and development:
Share-based compensation	146	221	273	303
Employer portion of withholding taxes on stock grants	-	-	21	-
Depreciation and amortization	16	18	32	36
Total adjustments to research and development	162	239	326	339
Restructuring charge	-	128	-	721
Amortization of purchased intangible assets	18	18	36	36
Total non-GAAP adjustments to operating expenses	756	1,010	1,507	2,080
Interest expense, net	42	57	89	83
Other income (expense), net	(11)	16	25	(6)
Provision for income taxes	10	8	20	22
Total non-GAAP adjustments	871	1,167	1,781	2,309
Non-GAAP net income	$496	$1,019	$907	$2,345

Non-GAAP net income per share (diluted)	$0.05	$0.10	$0.08	$0.23

Denominator for GAAP net income per share (diluted)	10,301	10,084	10,234	10,107
Non-GAAP adjustment	554	448	529	217
Denominator for non-GAAP net income per share (diluted)	10,855	10,531	10,763	10,324

GAAP operating expenses	$6,383	$7,010	$12,506	$14,332
Non-GAAP adjustments to operating expenses	(756)	(1,010)	(1,507)	(2,080)
Non-GAAP operating expenses	$5,627	$6,000	$10,999	$12,252

LANTRONIX, INC.
Unaudited Net Revenues by Product Line
(In thousands, except percentages)

	Three Months Ended December 31,
		% of Net		% of Net	Change
	2009	Revenue	2008	Revenue	$	%

Device enablement	$9,255	80.6%	$10,115	78.5%	$(860)	(8.5%)
Device management	1,899	16.5%	2,241	17.4%	(342)	(15.3%)
Device networking	11,154	97.1%	12,356	95.9%	(1,202)	(9.7%)
Non-core	324	2.9%	529	4.1%	(205)	(38.8%)
Net revenue	$11,478	100.0%	$12,885	100.0%	$(1,407)	(10.9%)

	Six Months Ended December 31,
		% of Net		% of Net	Change
	2009	Revenue	2008	Revenue		%

Device enablement	$17,995	80.2%	$21,668	80.0%	$(3,673)	(17.0%)
Device management	3,902	17.4%	4,219	15.6%	(317)	(7.5%)
Device networking	21,897	97.6%	25,887	95.6%	(3,990)	(15.4%)
Non-core	535	2.4%	1,210	4.4%	(675)	(55.8%)
Net revenue	$22,432	100.0%	$27,097	100.0%	$(4,665)	(17.2%)

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